UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2007

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5001 LBJ Freeway, Suite 850 Dallas, Texas 75244
(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On July 13, 2007, Crdentia Corp. (the “Company”) entered into and completed a tenth and final closing of a private placement pursuant to a Securities Purchase Agreement, as amended (the “Securities Purchase Agreement”), and Registration Rights Agreement, as amended (the “Registration Rights Agreement”).  The Company issued a total of 7,833,327 shares in all closings of the private placement for aggregate proceeds of $4,699,997.  As previously reported on the Current Reports on Form 8-K filed on January 29, 2007, February 8, 2007, March 6, 2007, March 30, 2007, April 18, 2007, April 30, 2007, May 9, 2007, May 25, 2007 and June 29, 2007, the initial closing under the Securities Purchase Agreement occurred on January 25, 2007, a second closing occurred on February 7, 2007, a third closing occurred on March 2, 2007, a fourth closing occurred on March 28, 2007, a fifth closing occurred on April 12, 2007, a sixth closing occurred on April 26, 2007, a seventh closing occurred on May 8, 2007, an eighth closing occurred on May 24, 2007 and a ninth closing occurred on June 25, 2007.  All shares have been and will be issued in a private placement transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.  Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to cause a resale registration statement covering the shares to be filed within 30 days of the final closing of the private placement.

The foregoing descriptions of the private placement documents do not purport to be complete and are qualified in their entirety by the Securities Purchase Agreement and the Registration Rights Agreement filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company’s Current Report on Form 8-K filed on January 29, 2007, which are incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

July 17, 2007	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer